Exhibit 1.1

UNDERWRITING AGREEMENT

between

AERKOMM INC. (the “Company”)

and

INVEST SECURITIES SA (the “Underwriter”)

UNDERWRITING AGREEMENT

[DATE]

Invest Securities SA

73 boulevard Haussmann

75008 Paris, France

Ladies and Gentlemen:

Introduction. This underwriting agreement (this “Agreement”) constitutes the agreement between Aerkomm Inc., a Nevada corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereafter defined) as being subsidiaries or affiliates of the Company, the “Company”), on the one hand, and Invest Securities SA, as underwriter and lead placement agent (the “Underwriter”), on the other hand, pursuant to which the Underwriter shall serve as the underwriter and lead placement agent for the Company in connection with the proposed offering (the “Offering”) by the Company of its Offered Securities (as defined below) as contemplated hereby.

The Underwriter will act on “best efforts” basis to place outside the United States up to a maximum offering amount of €[   ] (the “Maximum Subscription Amount”) of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), with various non-U.S. investors (each an “Investor” and collectively, the “Investors”) at a purchase price (the “Purchase Price”) of €[   ] per Share. The Company has also agreed to grant the Underwriter an option for a period of 45 days to purchase up to an additional 15% of the total number of Shares being offered in the Offering (“Over-Subscription Shares” and, together with the Shares, the “Offered Securities,” to be offered by the Underwriter in the Offering to cover over-subscriptions, if any, on the terms set forth in Section 1(d). The Company agrees and acknowledges that there is no guarantee of the successful sale or placement of the Offered Securities, or any portion thereof, in the prospective Offering. The Company and the Underwriter hereby acknowledge and agree that the Offering will be made (i) outside the United States solely to investors who are not “U.S. persons” in “offshore transactions” in each case as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, neither the Company nor the Underwriter has engaged or will engage in any “directed selling efforts” in the United States (as defined in Regulation S) in connection with the Offering, and (ii) under and in compliance with the laws and regulations governing the private placement exemptions in the jurisdictions where the Offered Securities will be offered and sold, including to “qualified investors” within the meaning of Article 2(e) of the Regulation 2017/1129/EU of the European Parliament and of the Council dated 14 June 2017 (the “Prospectus Regulation”) in France and other member states of the European Union.

The Company hereby confirms its agreement with the Underwriter as follows:

Section 1. Agreement to Act as Underwriter.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Underwriter shall be the exclusive Underwriter in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and the Underwriter. The Underwriter will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale or placement of the Offered Securities, or any portion thereof, in the prospective Offering. The Underwriter’s appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period of (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) of 120 days from the effective date (the “Effective Date”) of the Registration Statement, unless all of the Offered Securities have previously been subscribed for; provided, however, that the Offering Period may be extended for a period of up to 30 additional days by written agreement of the Underwriter and the Company. In addition, in the event that the Maximum Subscription Amount has been met on or prior to the offering termination date, the Underwriter may exercise the over-subscription option on or prior to the offering termination date to extend the offering for an additional 45 days. The Offering will terminate and all amounts paid by applicants to purchase Offered Securities will be promptly returned to them without charge, deduction or interest as provided in the Prospectus (i) if agreed at any time by the Company and the Underwriter or (ii) this Agreement shall be terminated as provided herein. Under no circumstances will the Underwriter or any of its Affiliates (as defined below) be obligated to financially underwrite or purchase any of the Offered Securities for its own account or otherwise provide any financing. The Underwriter shall act solely as the Company’s lead placement agent and not as principal. The Underwriter shall have no authority to bind the Company with respect to any prospective offer to purchase Offered Securities and the Company shall have the sole right to accept offers to purchase Offered Securities and may reject any such offer, in whole or in part. Subject to the Company’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Underwriter may (i) create a selling syndicate of additional underwriters for the Offering and/or (ii) appoint and rely on one or more sub-placement agents to participate in placing a portion of the Offering. The Underwriter may also retain other brokers or dealers to act as selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Offered Securities shall be made at one or more closings (each, a “Closing” and the date on which a Closing occurs, a “Closing Date”) or Option Closing Date (as defined below), as the case may be. As compensation for services rendered, on each Closing Date or Option Closing Date, the Company shall pay to the Underwriter the fees and expenses set forth below:

(a)  Underwriter’s Commissions. An underwriter’s commission in cash (the “Cash Fee”) equal to 4% of the gross proceeds received by the Company from the sale of the Offered Securities at the relevant Closing or Option Closing, as applicable, ((x) which amount shall be reduced as set forth in Section 1(b)(xi) and (y) including, for the avoidance of doubt, any increase to cover value added tax (“VAT”) incurred in connection therewith)), which such Cash Fee will be paid to and allocated by the Underwriter among the selling syndicate and soliciting dealers or sub-placement agents, as applicable, in its sole discretion.

(b)  Expenses. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay all fees, costs and expenses (including, for the avoidance of doubt, any increase to cover VAT incurred in connection therewith) incident to the Offering, including the following:

(i)	all expenses in connection with the preparation, printing, formatting for the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system and filing of the Registration Statement and the Prospectus, all expenses incident to the issuance and delivery of the Offered Securities and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and any dealers and sub-placement agents;

(ii)	all fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration of the Offered Securities under the Securities Act and the Offering;

(iii)	all reasonable expenses in connection with the qualifications of the Offered Securities for offering and sale under foreign, state or blue sky laws;

(iv)	all fees and expenses in connection with listing the Offered Securities on the professional compartment of the regulated market of Euronext Paris (“Euronext”) and OTCQX tier of OTC Markets Group, Inc. (“OTCQX”);

(v)	all travel expenses of the Company’s officers, directors and employees and any other expense of the Company or the Underwriter incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities;

(vi)	any issue, stock transfer or stamp taxes incurred in connection with this Agreement or the Offering;

(vii)	the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Offered Securities;

(viii)	the cost and charges of any transfer agent or registrar for the Offered Securities;

(ix)	Any costs related to the translation of any documentation in connection with the Offering or any other translation services;

(x)	Any expenses incurred in connection with any advertisements in connection with the Offering;

(xi)	Underwriter’s counsel’s fees, provided, however, that in case (i) the transactions contemplated by this Agreement and the Registration Statement are consummated and (ii) a minimum of €[ ] of Shares are sold, in the aggregate, half of the Underwriter’s counsel’s fees will be borne by the Underwriter by deducting such portion from the Cash Fee to be paid to the Underwriter and the other half of the Underwriter’s counsel fees will be borne by the Company; and

(xii)	all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under foreign securities laws of any other country, and, if reasonably requested by the Underwriter, preparing an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions.

In the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change (as defined below), the Company will pay all documented out-of-pocket and unreimbursed expenses of the Underwriter, which shall not exceed €[ ] (the equivalent of $35,000) in the aggregate, provided, however, that such cap shall not apply to fees to be paid pursuant to Section 1(b)(xi)).

(c)  Advisory Fee and Exclusivity. Upon each Closing Date, the Company hereby agrees to pay the Underwriter an advisory fee of 2% of the gross proceeds of the Offered Securities sold plus VAT received by the Company from the sale of the Offered Securities at the relevant Closing for advisory services provided to the Company, including through Affiliates of the Underwriter such as Invest Corporate Finance. The term of the Underwriter’s exclusive engagement will be until the termination of the Offering in accordance with the Registration Statement (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 30 days written notice to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof, will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or their respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(d). Purchase of Over-Subscription Shares. For the purpose of covering any over-subscriptions in connection with the distribution and sale of the Offered Shares, subject to all the terms and conditions of this Agreement, the Company grants to the Underwriter the option to sell, all or less than all of the Over-Subscription Shares. The option may be exercised in whole or in part at any time on or before the 45th day after the Company has sold the Maximum Subscription Amount, upon written notice by the Underwriter to the Company no later than 12:00 noon, New York City time, at least two business days before the closing (the “Option Closing”) for the Over-Subscription Shares (the “Option Closing Date”). If the Maximum Subscription Amount has not been sold, the option for Over-Subscription Shares may not be exercised.

Section 2.  Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date hereof, and as of each Closing Date, as follows:

(a)  Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 333-[●]) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the registration statement and amendments will materially meet the requirements of Form S-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus,” and any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Pricing Disclosure Package (as defined below) or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be a part of or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof.

The Company has for the purpose of listing its Common Stock on Euronext, prepared and filed with the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) an English-language prospectus which received approval of the AMF on July 17, 2019 under visa n°19-372 (the “French Prospectus”). Since the number of Shares to be issued in the Offering and admitted to trading on Euronext Paris will represent less than 20% of the number of shares of the Company of the same class already admitted to trading on Euronext Paris over the last twelve-month period and since the Offering is directed in the European Economic Area, including in France, exclusively to “qualified investors” as defined by Article 2(e) of the Prospectus Regulation, no admission prospectus or offering prospectus is required, in accordance with the Prospectus Regulation, to be prepared and submitted to the approval of the AMF in relation to the Offering.

(b)  Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the relevant Closing and at the relevant Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein) (the “Underwriter Information”). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. The Pricing Disclosure Package, as of the Applicable Time (as defined below), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriter Information). As of its date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriter Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or filed as exhibits or schedules to the Registration Statement that have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

As used herein, “Applicable Time” is [__:00 a.m./p.m.] ([●] time) on [DATE]. As used herein, “Pricing Disclosure Package” means the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time, together with any free writing prospectuses identified on Schedule B hereto and the pricing information set forth on Schedule C hereto.

(c)  Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), any preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to any Closing Date, any offering materials in connection with the Offering of the Offered Securities other than the Prospectus, the Registration Statement, the Pricing Disclosure Package and any other materials permitted by the Securities Act that are reviewed and approved by the Underwriter, including any “roadshow” or investor presentation made to investors by the Company (whether in person or electronically).

(d)  Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. The Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)  Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors (“Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects, shareholders’ equity, properties, operations, assets or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”), has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). Each of this Agreement and the other Transaction Documents to which the Company is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)  No Conflicts. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) the disclosure of a press release in accordance with AMF regulation and recommendations, (iii) application to the Euronext (together, with the OTCQX, the “Trading Markets”), for the listing of the Offered Securities for trading on the Euronext Paris in the time and manner required thereby, including the publication of a notice by Euronext for the listing of the Offered Securities on Euronext Paris and (iv) such filings as are required to be made under applicable foreign or state securities laws (collectively, the “Required Approvals”).

(i)  Issuance of the Offered Securities; Registration. The Offered Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the other Transaction Documents to which it is a party, and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company. The Company has sufficient authorized Common Stock for the issuance of the maximum number of Shares issuable pursuant to the Offering as described in the Prospectus.

(j)  Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has not issued any Common Stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the issuance of shares of Common Stock to employees, directors or consultants of the Company pursuant to the Company’s stock option plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire shares of Common Stock at any time, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock (“Common Share Equivalents”) and is outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby or in the Offering. Except as a result of the purchase and sale of the Offered Securities or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Offered Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, or have any exchange rights or reset rights. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares of Common Stock was issued in violation of any preemptive rights or similar rights to subscribe for or purchase Company securities. No further approval or authorization of any shareholder, the Board of Directors or other Persons is required for the issuance and sale of the Offered Securities. Except for the operating agreement of the Company, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock or other stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Common Stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, if any. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Offered Securities contemplated by the Prospectus or disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective results of operations, assets, business, prospects, shareholders’ equity, properties, operations, assets or condition (financial or otherwise) that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(l)  Litigation. Except for such matter disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or other Transaction Documents and the Offering or the Offered Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their respective employees are good. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third-party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)  Compliance. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)  Title to Assets. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property or assets owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the Pricing Disclosure Package or the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(r)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)  Transactions with Affiliates and Employees. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)  Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date or the Option Closing Date, as applicable. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(u)  Certain Fees. Except as set forth herein and in the Prospectus or contemplated by this Agreement or a separate agreement regarding the Offering with a soliciting dealer or sub-placement agent in the sole discretion of the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation.

(v)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Offered Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act.

(w)  Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)  No Integrated Offering. Neither the Company or any Affiliate or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Offered Securities to be integrated with prior offerings by the Company.

(y)  Solvency. The current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the final Closing Date or the Option Closing Date, as applicable. The Registration Statement, the Pricing Disclosure Package and the Prospectus set forth as of the date hereof and as of each Closing Date all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z)  Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa)  SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports, together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports, together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports, together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(bb)  Accountants. Chen & Fan Accountancy Corporation (“Chen & Fan”) is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended December 31, 2018 and 2017.

(cc)  Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd)  Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Offered Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company met all the requirements set forth in General Instruction VII of Form S-1.

(ee)  Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff)  Certificates. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(gg)  Reliance on Representations and Warranties. The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(hh)  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)  Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(jj)  Listing and Maintenance Requirements. The Offered Securities are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock or the Offered Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Offered Securities are currently eligible for electronic transfer through the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) or another established clearing corporation and the Company is current in payment of any applicable fees to Euroclear and Clearstream (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Offered Securities hereunder does not contravene the rules and regulations of Euronext or OTCQX.

(kk)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of any applicable law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law.

(ll)  Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter, including compensation paid to any dealer or sub-placement agent by the Underwriter, in connection with the Offering.

(mm)  U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon the Underwriter’s request.

(nn)  Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo) No Offers or Sales in the United States. Although the Offered Securities are being registered under the Securities Act pursuant to the Registration Statement, the Offering will not involve any Shares being offered, sold or delivered within the United States or to U.S. persons (as defined in Regulation S under the Securities Act (“Regulation S”)), no directed selling efforts (as defined in Regulation S) in the United States relating to the Company, the Offering or the Offered Securities will be made by the Company, any of its Affiliates or any person acting on their behalf, and the Company, its Affiliates and persons acting on their behalf will not engage in any other offering, selling or marketing activity in the United States or directed to U.S. persons (as defined in Regulation S) relating to the Company, the Offering or the Offered Securities. The Offered Securities will only be offered, sold and delivered to non-U.S. persons (as defined in Regulation S) in offshore transactions (as defined in Regulation S) outside the United States. In addition, since the Offered Securities are being registered under the Securities Act, the resale limitations imposed by Rule 905 of Regulation S will not apply to the Offered Securities.

(pp) Offers Exclusively to Qualified Investors. In relation to each Member State of the European Economic Area (each, a “Member State,” including for the avoidance of doubt the United Kingdom), none of the Company, its Affiliates or persons acting on their behalf has made or will make an offer to the public of any Offered Securities in that Member State, other than to qualified investors as defined under Article 2(e) of the Prospectus Regulation.

(qq) Compliance with Environmental Laws. (A) Neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(rr) No Reliance on for Advice. The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(ss) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which have not been described as required.

(tt) ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. Each of the material employee benefit plans of the Company complies in all material respects with applicable law.

(uu) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act, or as defined by any other applicable securities laws) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(vv) Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) No Contract Terminations. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(xx) Disclosure to the Underwriter. The Company confirms that neither it nor any other person acting on its behalf, has provided the Underwriter or its agents or counsel with any information that constitutes or could reasonably be expected to constitute, on the date hereof, material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the use of proceeds intended to be made from this Offering. As of the date hereof, the Company has fulfilled in all material respects the mandatory reporting requirements under all laws, stock exchange regulations or orders by competent regulatory authorities applicable to the Company and its securities (including, but not limited to, the AMF regulation and recommendations and under Regulation (EU) n°596/2014), and all material information published by the Company under such mandatory reporting requirements was at the time it was published accurate in all material respects and not misleading and there are no other facts the omission of which would have made any such statements in any material respect misleading or would require the Company to correct any false or misleading information so given. The issue and sale of the Offered Securities will not constitute a violation by the Company of any applicable “insider dealing” legislation in France. Neither the Company, nor any person acting on its behalf has taken, directly or indirectly, any action which may constitute a market abuse, in violation of applicable laws and regulations, in order to facilitate the subscription or the resale of the Offered Securities.

(yy) Underwriter Not a U.S. Registered Broker-Dealer. Based on relevant information provided by the Underwriter to the Company, the Company acknowledges that (i) the Underwriter is not a broker-dealer registered with the Commission and is not a member firm of the Financial Industry Regulatory Authority, Inc. and (ii) the Underwriter is a member of Euronext and authorized as an investment services provider by the AMF and the Banque de France.

Section 3.  Delivery and Payment.

(a)  Closing. Each Closing or the Option Closing, as the case may be, shall occur at the office of the Underwriter’s counsel, McDermott Will & Emery AARPI, located at 23 rue de l'Université, 75007 Paris, France (or at such other place as shall be agreed upon by the Underwriter and the Company) and may also be conducted electronically via the remote exchange of Closing documentation. Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at each Closing or the Option Closing, as the case may be, payment of the purchase price of the Offered Securities sold on each Closing Date or Option Closing Date, as the case may be, with respect to such Closing shall be made free of delivery by federal funds wire transfer to an account specified by the Company and the Offered Securities shall be registered in such name or names and shall be in such denominations, as provided by the Investors pursuant to the subscription agreement by each such Investor and the Company. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b)  Payment for the Offered Securities. The Offered Securities are being sold to the Investors at an aggregate public offering price per Security as set forth in the Prospectus. The purchase of Offered Securities by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. Investors shall pay for their Offered Securities by federal funds wire transfer for the full purchase price of the Offered Securities, payable to the Company. The Company and the Underwriter will instruct Investors to deliver all cash in the form of wire transfers to the Company. In the event that the Underwriter receives any payment from an Investor in connection with the purchase of any Offered Securities by such Investor, such payment shall be promptly transmitted to and deposited into the Company’s account. Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Company by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to the Company with the name and address of the Investor making payment. Payment by the Investors for the Offered Securities to be sold by the Company shall be made prior to the relevant Closing Date to the Company.

(c)  Delivery of Offered Securities. Delivery of the Offered Securities shall be made through the facilities of Euroclear and Clearstream unless the Underwriter shall otherwise instruct.

Section 4.  Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a)  Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A under the Securities Act is used or the filing of the Prospectus is otherwise required under Rule 424(b) under the Securities Act, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriter with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)  Foreign Securities Law Compliance. The Company will cooperate with the Underwriter in endeavoring to register, qualify or obtain an exemption from registration or qualification for the offering and sale of the Offered Securities under the securities laws of such foreign jurisdictions as the Underwriter or any dealer or sub-placement agent may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such registrations, qualifications or exemptions in effect for so long a period as the Underwriter or any dealer or sub-placement agent may reasonably request for the offering and sale of the Offered Securities. The Company will advise the Underwriter promptly of the suspension of the registration, qualification or exemption from registration or qualification for the offering, sale or trading of the Offered Securities in any foreign jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall promptly obtain the withdrawal thereof.

(c)  Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Offered Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers or sub-placement agents, an appropriate amendment or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Registration Statement or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriter with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter reasonably objects; and the Underwriter, and its counsel shall have three (3) business days to review and return any comments to the Company.

(d)  Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the last Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(e)  Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriter, make any offer relating to the Offered Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 under the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)  Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for its Common Stock for so long as the Common Stock is publicly-traded.

(g)  Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(h)  Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)  Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriter. The Company agrees that the Underwriter may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)  No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)  Acknowledgment. The Company acknowledges that any advice given by the Underwriter to the Company is solely for the benefit and use of the Board of Directors and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

Section 5.  Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date and the Option Closing Date, as the case may be, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from Chen & Fan addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriter’s sole judgment, is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Offered Securities as contemplated by the Prospectus.

(b)  Compliance with Registration Requirements; No Stop Order. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., eastern standard time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. The Prospectus (in accordance with Rule 424(b)) under the Securities Act and “free writing prospectus” (as defined in Rule 405 under the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the relevant Closing Date or the Option Closing Date, as the case may be, and the actual time of such Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company shall have been issued by any U.S. or foreign securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any U.S. or foreign securities commission, securities regulatory authority or stock exchange; and all requests for additional information on the part of the Commission shall have been complied with.

(c)  Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the registration, sale and delivery of the Offered Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d)  No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the relevant Closing Date or the Option Closing Date, as the case may be, in the Underwriter’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e)  Opinion of Securities Counsel for the Company. The Underwriter shall have received on each Closing Date and the Option Closing Date, as the case may be, the favorable opinion of Bevilacqua PLLC, Company securities counsel, dated as of such Closing Date or the Option Closing Date, as the case may be, including, without limitation, a customary negative assurance letter, addressed to the Underwriter in reasonable and customary form satisfactory to the Underwriter.

(f) Opinion of Nevada Counsel for the Company. The Underwriter shall have received on each Closing Date and the Option Closing Date the favorable opinion of Sherman & Howard LLC, Company Nevada counsel, dated as of such Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter in reasonable and customary form satisfactory to the Underwriter.

(g)  Opinion of French Counsel for the Company. The Underwriter shall have received on each Closing Date and the Option Closing Date the favorable opinion of Paul Hastings LLP, Company French counsel, dated as of such Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter in reasonable and customary form satisfactory to the Underwriter.

(h) Officers’ Certificate. The Underwriter shall have received on each Closing Date and the Option Closing Date a certificate of the Company, dated as of such Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, and this Agreement and to the further effect that:

(i)  The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or the Option Closing Date, as the case may be;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no stop order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any U.S. or foreign securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any U.S. or foreign securities commission, securities regulatory authority or stock exchange; and

(iii)  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Common Stock) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Common Stock); (e) any dividend or distribution of any kind declared, paid or made on Common Stock; or (f) any loss or damage (whether or not insured) to the property or assets of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(i)  Secretary’s Certificate. As of each Closing Date and the Option Closing Date the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated as of such Closing Date or the Option Closing Date, respectively, certifying: (i) that each of the Company’s Articles of Incorporation and Bylaws, as amended, modified, supplemented or restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries Articles of Incorporation, Bylaws or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; (iv) the good standing of the Company and each of the Subsidiaries and (v) the incumbency of all officers signing this Agreement and the other Transaction Documents. The documents referred to in such certificate shall be attached to such certificate.

(j)  Bring-down Comfort Letter. On each Closing Date and the Option Closing Date, the Underwriter shall have received from Chen & Fan, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or the Option Closing Date, as the case may be.

(k)  Additional Documents. On or before each Closing Date and the Option Closing Date, the Underwriter and counsel for the Underwriter shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the relevant Closing Date or the Option Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(l)  Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the results of operations, assets, business, prospects, shareholders’ equity, properties, operations, assets or condition (financial or otherwise) of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Offered Securities or Offering as contemplated hereby (a “Material Adverse Change”).

(m)  Subsequent to the execution and delivery of this Agreement and up to the relevant Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any of the following: (i) trading in securities generally on Euronext Paris or OTCQX shall not have been suspended (ii) a banking moratorium shall have been declared by foreign, federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or abroad, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(n) The Underwriter shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule D, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule E.

(o)   The Company shall have prepared and issued a press release relating to the Offering in accordance with the AMF regulation and recommendations. The Company shall have caused Euronext Paris to publish the notice for admission of the Offered Securities for trading on Euronext Paris.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Closing Date or the Option Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(q) The Company will enter into customary subscription agreements with Investors and will deliver any additional customary certificates or documents as the Underwriter deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriter. The Company agrees that the Underwriter may rely upon, and is a third-party beneficiary of, the representations and warranties and applicable covenants set forth in the subscription agreements with Investors.

(r) For the period ending 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Offered Securities to be sold hereunder, (B) the issuance of shares of Common Stock upon the exercise of an option or warrant or conversion of a security outstanding on the date of this Agreement, (C) grants and issuances of shares of Common Stock, options to acquire Common Stock or other derivative securities pursuant to stock-based compensation or incentive plans of the Company and (D) the issuance of shares of Common Stock pursuant to any employee stock purchase plans.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6.  [Reserved.]

Section 7.  Indemnification and Contribution. The Company agrees to indemnify the Underwriter in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8.  Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.  Termination.

(a)  This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriter shall have the right to terminate this Agreement at any time upon 30 days prior written notice to the Company, or as practical as possible prior to the consummation of a Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on Euronext Paris or OTCQX has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on Euronext Paris or OTCQX or by order of the Commission, or any other U.S. or foreign governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state, foreign or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(b)  Any notice of termination pursuant to this Section 9 shall be in writing.

(c)  If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for its out-of-pocket expenses (including the reasonable fees and expenses of its counsel, and expenses associated with a due diligence report); provided, however, that all such expenses, including the costs and expenses set forth in Section 6 which were actually paid, shall not exceed €[ ] (the equivalent of $35,000) in the aggregate (provided, however, that such cap shall not apply to fees to be paid pursuant to Section 1(b)(xi)). Additionally, if the Company, within 12 months after the termination of the Engagement Letter (as defined below), otherwise than (i) due to the early termination of the Engagement Letter by the Underwriter or Invest Corporate Finance S.A.S. (together, with the Underwriter, the “Providers”) without cause or (ii) due to the early termination by the Company as a result of a Provider's materially default under its obligations thereunder, commits to a transaction or series of transactions which is or are the same or similar to the Offering with one or more parties that were first introduced by the Providers, the fees as agreed in Article 4 of the Engagement Letter shall be due by the Company to the Providers notwithstanding that such Provider did not have any further involvement therewith, provided, however that such fees will not be due in the event that the Company has offered to such Provider to provide similar services and the Provider has refused such similar services. Upon the termination of this Agreement and the prior written request of the Company, the Providers will provide the Company with a list of parties first introduced by the Providers to the Company.

Section 10.  Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by e-mail transmission to the parties hereto as follows:

If to the Underwriter, then to:

Invest Securities SA

73 boulevard Haussmann

75008 Paris, France

Attention: Marc Grosjean

Email: mgrosjean@invest-cf.com

With a copy (which shall not constitute notice) to:

McDermott Will & Emery AARPI

23 rue de l'Université

75007 Paris, France

Attention: Bertrand Delafaye

Email: Bdelafaye@mwe.com

If to the Company:

Aerkomm Inc.

44043 Fremont Blvd.

Fremont, CA 94538

Attention: Louis Giordimaina

Email: louis.giordimaina@aerokomm.com

With a copy (which shall not constitute notice) to:

BEVILACQUA PLLC

1050 Connecticut Avenue NW, Suite 500

Washington, DC 20036

Attn: Louis A. Bevilacqua, Esq.

Email: Lou@bevilacquapllc.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personnel, and no other person will have any right or obligation hereunder.

Section 12.  Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13.  Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriter and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’s address shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding.

Section 14.  General Provisions.

(a)  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter (the “Engagement Letter”) between the Company and the Underwriter, dated November 28, 2019, as amended, shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing and signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)   The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Offered Securities and the process leading thereto, the Underwriter is and has been acting solely as lead placement agent and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AERKOMM INC.

By:
Name: Louis Giordimaina Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

INVEST SECURITIES SA

By:
Name: Jean-Emmanuel Vernay Title CEO

Schedule A

Indemnification

The Company hereby agrees to indemnify and hold the Underwriter, its officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings and costs (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement or (ii)(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any “roadshow” as defined in Rule 433(h) under the Act or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information described in Section 2(b) of this Agreement.

If the Underwriter receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule A, the Underwriter shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Underwriter of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from the Underwriter with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below, the Underwriter shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Underwriter shall have the right to employ its own counsel in any such action, which shall be at the Company’s expense if (i) the Company and the Underwriter shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Underwriter in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Underwriter and representation of the Company and the Underwriter by the same counsel or experts would, in the reasonable opinion of the Underwriter, be inappropriate due to actual or potential differing interests between the Company and the Underwriter. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Underwriter, which consent shall not be unreasonably delayed and which shall not be required if the Underwriter is granted an unconditional release from all liability in connection therewith and there is no statement as to or an admission of fault, culpability or failure to act, by or on behalf of the Underwriter. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by the Underwriter, to promptly reimburse the Underwriter for, or pay, any reasonable fees, expenses or disbursements as to which the Underwriter has been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by the Underwriter. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by the Underwriter shall be repaid by the Underwriter in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Underwriter based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold the Underwriter harmless, the Company agrees to contribute the amount paid or payable by the Underwriter (i) in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with any statements or omissions or other matters which resulted in such losses, damages, expenses, liabilities or claims, as well as any relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same respective proportions as the total fees received by the Underwriter pursuant to the terms of this Agreement bears to the total net proceeds to the Company from the offering of the Offered Securities. The relative fault of the parties hereto shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party, on one hand, or by the other party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party hereto as a result of the losses, damages, expenses, liabilities and claims referred to in this paragraph shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall the Underwriter contribute in excess of the total fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of the Underwriter and each person, if any, who controls the Underwriter (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as the Underwriter with respect to matters of indemnification by the Company hereunder.

Schedule B

Free Writing Prospectuses

[None.]

Schedule C

Pricing Information

Public Offering Price per Share: [●]

Aggregate Number of Shares: [●]

Schedule D

1. Jeffrey Wun

2. Y. Tristan Kuo

3. James J. Busuttil

4. Raymond Choy

5. Chih-Ming (Albert) Hsu

6. Richmond Akumiah

7. Colin Lim

8. Jan-Yung Lin

9. Louis Giordimaina

9. Dmedia Holding LP

10. Sheng-Chun Chang

11. Georges Caldironi

Schedule C

Form of Lock-up Agreement

[___], 2020

Invest Securities SA

73 boulevard Haussmann

75008 Paris, France

Re: Proposed Public Offering by Aerkomm Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer of Aerkomm Inc., a Nevada corporation company (the “Company”), understands that Invest Securities SA (the “Underwriter”) will act as an underwriter to carry out an offering (the “Offering”) of the Company’s common stock (the “Securities”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, without the prior written consent of the Underwriter, during a period of six (6) months from the date of the final prospectus supplement for the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of shares of Securities upon the exercise of options or any convertible securities) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter as follows, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1) as a bona fide gift or gifts; or

(2) to any trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(3) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(4) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(5) pursuant to a trading plan established prior to [__], 2020 pursuant to Rule 10b5-1 of the Exchange Act.

The undersigned understands that, if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Underwriter is proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)